Exhibit 21.1

Entity Name	State of Incorporation

750 Third Owner LLC	Delaware
1515 Promote LLC	Delaware
1515 SLG Private REIT LLC	Delaware
eEMERGE, Inc	Delaware, New York
GKK Manager LLC	Delaware
Greater New York Property LLC	Delaware
Green 19W44 Member LLC	Delaware
Green 19W44 JV LLC	Delaware
Green 110 East 42nd LLC	Delaware, New York
Green 1221 Interest Owner LLC	Delaware
Green 1250 Broadway LLC	Delaware, New York
Green 1250 Broadway Acquisition LLC	Delaware, New York
Green 1372 Broadway LLC	Delaware, New York
Green 1412 Preferred LLC	Delaware, New York
Green 1414 Manager LLC	Delaware
Green 1414 Property LLC	New York
Green 1466 Broadway LLC	Delaware, New York
Green 286 Madison LLC	New York
Green 290 Madison LLC	New York
Green 292 Madison LLC	New York
Green 317 Madison LLC	Delaware, New York
Green 440 Ninth LLC	Delaware, New York
Green 461 Fifth Lessee LLC	Delaware, New York
Green 470 PAS LLC	Delaware, New York
Green 485 Holdings LLC	Delaware
Green 625 Mezz Lessee LLC	Delaware
Green 673 Realty LLC	New York
Green 673 SPE Member Inc.	New York
Green 70W36 Manager LLC	Delaware
Green 70W36 Property LLC	New York
Green 711 Fee Manager LLC	Delaware
Green 711 LM LLC	New York
Green 711 Mortgage Manager LLC	Delaware
Green 711 Sublease Manager LLC	Delaware
Green Hill Acquisition LLC	Delaware, New York
Green W 57TH ST LLC	New York
MSSG Realty Partners I, L.L.C.	Delaware, New York
MSSG Realty Partners II L.L.C.	Delaware, New York
MSSG Realty Partners III, L.L.C.	Delaware
New Green 1140 Realty LLC	New York
New Green 673 Realty LLC	New York
S.L. Green Management Corp.	New York
SL Green 100 Park LLC	New York
SL Green Funding LLC*	New York
SL Green Management LLC	Delaware, New York
SL Green Operating Partnership L.P.	Delaware, New York
SL Green Realty Acquisition LLC	Delaware, New York
SL Green Realty Corp.	Maryland, New York
SL Green Servicing Corp.	Delaware

SLG 1250 Broadway Finance LLC	Delaware
SLG 1515 Broadway Finance LLC	Delaware
SLG 17 Battery LLC	New York
SLG 220 News MZ LLC	Delaware, New York
SLG 220 News Owner LLC	Delaware, New York
SLG 625 Lessee LLC	Delaware
SLG 711 Fee LLC	New York
SLG 711 Third LLC	New York
SLG Asset Management Fee LLC	Delaware, New York
SLG Broad Street 125 A LLC	Delaware, New York
SLG Broad Street 125 C LLC	Delaware, New York
SLG Elevator Holdings LLC	New York
SLG Gramercy Services LLC	Delaware
SLG Graybar Mesne Lease Corp	New York
SLG Graybar Mesne Lease LLC	New York
SLG Graybar Sublease Corp	New York
SLG Graybar Sublease LLC	New York
SLG IRP Realty LLC	New York
SLG Metrostar Investments LLC	Delaware
SLG One Park Shareholder LLC	Delaware
SLG One Park Shareholder II LLC	Delaware
SLG Protective TRS Corp	Delaware, New York
SLG Warrant LLC	Delaware, New York
Structured Finance TRS Corp.	Delaware

* The purpose of this entity is to engage in structured finance investments through various wholly owned subsidiaries which are not included on the list.